Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 3, 2002

SynQuest, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-30963	14-1683872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3475 Piedmont Road, Suite 1700
Atlanta, Georgia		30305
(Address of principal executive offices)		(Zip Code)

(404) 267-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountant.

(a)     On December 4, 2002, SynQuest, Inc., a Georgia corporation (the “Registrant”), upon the recommendation and approval of its Audit Committee, dismissed Ernst & Young LLP (“E&Y”) as the Registrant’s independent public accountants and has engaged PricewaterhouseCoopers LLP (“PWC”) as the Registrant’s independent public accountants for the year ended December 31, 2002.

          On November 15, 2002, Viewlocity, Inc., a Delaware corporation (“Viewlocity”) merged with and into the Registrant (the “Merger”).  The Merger is to be treated as a “reverse acquisition” for accounting purposes. Generally accepted accounting principles require that in a business combination effected through the issuance of shares or other equity interests, a determination be made as to which entity is the accounting acquirer. This determination is essentially based on the relative voting rights in the combined entity held by existing shareholders of each of the combining companies, the composition of the board of directors of the combined entity, and the expected composition of executive management of the combined entity. Based on an assessment of the relevant facts and circumstances existing with respect to the Merger, it has been determined that Viewlocity was the accounting acquirer in the Merger.   Accordingly, the Merger is to be treated as a reverse acquisition, meaning that the purchase price, comprised of the fair value of the shares exchanged plus applicable transaction costs, will be allocated to the fair value of the Registrant’s tangible and intangible assets and liabilities, with any excess being considered goodwill. Viewlocity will be treated as the continuing reporting entity, and thus Viewlocity’s historical results will become those of the Registrant.  Prior to the Merger, PWC served as Viewlocity’s independent public accountants.  Accordingly, the Audit Committee determined that it is in the best interests of the Registrant to engage PWC as the Registrant’s independent public accountants.

          The reports of E&Y on the Registrant’s financial statements for the two most recent fiscal years ended June 30, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that with regard to the financial condition of the Registrant, their report states as follows:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses since inception and is actively pursuing additional sources of cash to fund its continuing operating losses. The Company’s existing levels of cash and marketable securities relative to near term anticipated operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans with regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

          During the Registrant’s two most recent fiscal years ended June 30, 2002 and the subsequent interim periods through December 3, 2002, there were no disagreements between the Registrant and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to E&Y’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

          During the two most recent fiscal years ended June 30, 2002 and the subsequent interim periods through December 3, 2002, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

          The Registrant has furnished E&Y with a copy of the foregoing disclosure and requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements.  A copy of this letter of E&Y to the Securities and Exchange Commission, dated December 10, 2002, is filed as Exhibit 16.1 hereto.

(b)     On December 10, 2002, the Registrant engaged PWC to serve as the Registrant’s independent public accountants for the fiscal year ending December 31, 2002.  During the Registrant’s two most recent fiscal years ended June 30, 2002 and the subsequent interim periods through December 10, 2002, the Registrant did not consult PWC with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any matter that was the subject of any disagreement or reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.  As described more fully in (a) above, PWC served as the independent public accountants for Viewlocity, which merged with the Registrant on November 15, 2002 and is treated as the accounting acquirer in the Merger.

Item 5.  Other Events.

          On December 3, 2002, the Board of Directors of the Registrant approved a change of the Registrant’s name to "Viewlocity, Inc".  The Registrant intends to file Articles of Amendment with the Georgia Secretary of State effecting such change as soon as practicable.

Item 7. Financial Statements and Exhibits

          (c)           The following exhibits are filed herewith and made a part hereof:

Exhibit No.	Description of Exhibit

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated December 10, 2002 regarding change in certifying accountant.

Item 8.  Change in Fiscal Year.

          On December 3, 2002, the Registrant determined to change its fiscal year end from June 30 to December 31.  As a result of the Merger being treated as a “reverse acquisition” for accounting purposes, Viewlocity’s financial statements will become those of the Registrant.  Historical financial statements of Viewlocity will be filed on or before January 22, 2003 in an amendment to the Registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2002 announcing the consummation of the Merger.  Viewlocity’s fiscal year end was December 31; therefore, there will not be a transition period associated with the change in the Registrant’s fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNQUEST, INC.

By:	/s/ L. Allen Plunk
L. Allen Plunk
Chief Financial Officer and Executive Vice President

Dated:  December 10, 2002